TRITON INTERNATIONAL LIMITED REPORTS SECOND QUARTER 2016 RESULTS AND DECLARES $0.45 QUARTERLY DIVIDEND

Hamilton, Bermuda - August 11, 2016 – Triton International Limited (NYSE: TRTN), ("Triton") today reported results for the second quarter ended June 30, 2016. On July 12, 2016 Triton Container International Limited ("TCIL") and TAL International Group, Inc. ("TAL") completed their previously announced strategic combination and became wholly owned subsidiaries of Triton. In this press release, Triton has presented selected combined information for the second quarter ended June 30, 2016 together with individual financial statements for Triton, TCIL and TAL for the three and six months ended June 30, 2016, and 2015.

Second Quarter and Recent Highlights:

•	On July 12, 2016, TCIL and TAL completed their combination to form Triton International, the world’s largest, most capable and most efficient lessor of intermodal freight containers.

•	On August 11, 2016, Triton announced a quarterly dividend of $0.45 per share payable on September 22, 2016 to shareholders of record as of September 8, 2016.

The following reflects selected combined information of TCIL and TAL:

•	Combined Adjusted pre-tax income for TCIL and TAL was $18.4 million for the second quarter of 2016, a decrease of 77.4% from the second quarter of 2015.

•	Combined leasing revenues for TCIL and TAL were $299.6 million for the second quarter of 2016, a decrease of 9.2% from the second quarter of 2015.

•	Combined equipment utilization averaged 93.3% for the second quarter of 2016.

•	Through August 11, 2016, the combined companies have invested approximately $555 million in new and sale-leaseback containers for delivery in 2016.

The combined results shown in this press release represent the aggregate of TCIL's and TAL's individual results for the three and six months ended June 30, 2016 and 2015 and do not reflect Triton’s pro-forma results on a GAAP basis. These combined results do not reflect all transaction-related expenses since the transaction was completed on July 12, 2016, subsequent to quarter end, nor do they include the effect of any purchase accounting adjustments made in relation to the completion of the transaction. There will be additional transaction-related expenses and other charges that will be expensed in future periods.

As of June 30, 2016, Triton had not yet acquired TCIL and TAL, and, as such, had not commenced operations, had no significant assets or liabilities and had not conducted any material activities through June 30, 2016. For the three and six months ended June 30, 2016, Triton reported a net loss of $0.02 million and $0.03 million, respectively, mainly related to incidental costs incurred in Triton's formation and other costs in connection with the completion of the transaction. Therefore, no revenues or operating expenses existed for Triton as of June 30, 2016. Following completion of the transaction on July 12, 2016, Triton's results will reflect TCIL's historical financial information as the accounting acquirer, combined with TAL's financial information from the date of completion of the transaction, inclusive of the effect of purchase accounting adjustments. Such treatment is consistent with the accounting treatment prescribed under the acquisition method of accounting.

Selected Combined Information

The following selected key financial information illustrates the combined performance of TCIL and TAL for the three and six months ended June 30, 2016 and 2015 (dollars in millions):

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Adjusted pre-tax income(1)	$18.4	$81.5	(77.4%)	$50.7	$174.2	(70.9%)
Leasing revenues	$299.6	$329.8	(9.2%)	$611.9	$658.9	(7.1%)
Adjusted EBITDA(1)	$240.7	$294.0	(18.1%)	$493.2	$592.9	(16.8%)
Adjusted net income(1)	$16.5	$65.5	(74.8%)	$42.6	$142.2	(70.0%)
Net income	$4.2	$62.9	(93.3%)	$19.4	$129.5	(85.0%)

(1) Adjusted pre-tax income, Adjusted EBITDA, and Adjusted net income are non-GAAP financial measures that we believe are useful in evaluating our operating performance. Triton's, TCIL's and TAL's definition and calculation of Adjusted pre-tax income, Adjusted EBITDA, and Adjusted net income, including reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures, are outlined in the attached schedules.

Operating Performance

"We are very excited to have completed this transformative combination and formed Triton International, the world’s largest, most capable and most efficient container leasing company,” commented Brian M. Sondey, Chairman and Chief Executive Officer of Triton International. "With the closing now behind us, operations at the new Triton are off to a running start. We continue to expect our new company to have significant scale, cost, container supply and operating capability advantages compared to our peers, and we are on track to achieve our goal of $40 million of annual cost savings after our systems are fully integrated. The new company has also been well received by our customers, vendors and lenders. I would like to thank our employees and all of our business partners for helping us successfully launch Triton International."

"While overall business conditions remained challenging, we did see some improvement during the second quarter, with leasing demand returning after a long period of slow activity. Modest trade growth, combined with limited production of new containers, has resulted in many of our customers experiencing spot container shortages and has led to increased demand for our containers. Net pick-up activity for the combined operations of TCIL and TAL was meaningfully positive during the second quarter of 2016 for the first time since the third quarter of 2014, and our combined utilization has started to recover, increasing by 0.2% during the second quarter to reach 93.7% as of June 30, 2016. Utilization of the Triton container fleet currently stands at 93.8%."

"While leasing demand and net pick-up activity improved during the second quarter, market leasing rates and used container sale prices remained very low due to aggressive competition. Low market leasing rates continued to compress our leasing margins, as containers were returned from high-rate leases and subsequently leased out at lower market rates, and as existing leases were renegotiated and extended at lower rate levels. Used container sale prices also continued to decrease in the second quarter, leading to significant losses on the sale of containers. The loss on sale was particularly large for the TAL fleet during the second quarter due to mark-to-market adjustments related to TAL’s much larger inventory of containers for sale."

"Business conditions are also challenging for our shipping line customers, and several of our customers are in active financial restructuring negotiations. While our collections performance generally has been strong, credit risks will remain elevated until freight rates and the financial performance of the container shipping lines improve."

"The combined Adjusted pre-tax income for TCIL and TAL was $18.4 million during the second quarter of 2016, down 77% from the second quarter of 2015 and down 43% from the first quarter of 2016. This decrease primarily reflects ongoing lease rate pressure and the further decrease of used container selling prices in the second quarter. The improved leasing demand that we began to experience in the second quarter will mainly benefit future periods."

Outlook

Mr. Sondey continued, "Leasing demand remains solid as we start the third quarter, and we have recently seen some limited improvements in pricing trends. We expect dry container net pick-up activity to be strong for the third quarter, and our utilization should continue to increase. Prevailing lease rates remain far below historical levels and well below our portfolio average, but we have seen some improvement in market leasing rates as depot and factory container inventories shrink. Used container sale prices have so far stabilized during the third quarter, benefiting from a reduced volume of off-hires and improved lease-out opportunities for our older depot containers. If current demand levels and pricing trends continue through the third quarter, we expect our Adjusted pre-tax income to increase sequentially in the third quarter, excluding the impacts of purchase accounting."

Dividend

Triton’s Board of Directors has approved and declared a $0.45 per share quarterly cash dividend on its issued and outstanding common stock, payable on September 22, 2016 to shareholders of record at the close of business on September 8, 2016.

Investors’ Webcast

Triton will hold a Webcast at 9 a.m. (New York time) on Friday, August 12, 2016 to discuss its second quarter results. To participate by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast or archive, please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call through Friday, September 23, 2016.

About Triton International Limited

Triton International Limited is the parent of Triton Container International Limited and TAL International Group, Inc., each of which merged under Triton on July 12, 2016 to create the world’s largest lessor of intermodal freight containers and chassis. With a container fleet of nearly five million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
John Burns
Senior Vice President and Chief Financial Officer
Investor Relations
(914) 697-2900

The following table sets forth the combined equipment fleet utilization(2) for TCIL and TAL as of and for the periods indicated:

	Quarter Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Average Utilization	93.3%	94.0%	94.8%	96.2%	97.2%

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Ending Utilization	93.7%	93.5%	94.4%	95.5%	96.9%

(2) Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale.

The following table provides the composition of the combined equipment fleet as of June 30, 2016, December 31, 2015, and June 30, 2015 (in units, TEUs and CEUs):

	Equipment Fleet in Units			Equipment Fleet in TEU
	June 30, 2016	December 31, 2015	June 30, 2015	June 30, 2016	December 31, 2015	June 30, 2015
Dry	2,586,100	2,632,257	2,593,791	4,154,335	4,217,703	4,163,511
Refrigerated	200,943	198,292	194,857	384,600	379,134	372,271
Special	86,100	88,148	88,227	150,603	154,137	155,008
Tank	11,715	11,243	9,852	11,715	11,243	9,852
Chassis	21,784	21,216	20,293	39,355	38,210	36,325
Equipment leasing fleet	2,906,642	2,951,156	2,907,020	4,740,608	4,800,427	4,736,967
Equipment trading fleet	18,344	21,135	28,256	30,402	35,989	46,614
Total	2,924,986	2,972,291	2,935,276	4,771,010	4,836,416	4,783,581

	Equipment Fleet in CEU
	June 30, 2016	December 31, 2015	June 30, 2015
Operating leases	5,848,136	5,855,833	5,750,341
Finance leases	235,806	252,229	246,907
Equipment trading fleet	84,832	107,080	119,226
Total	6,168,774	6,215,142	6,116,474

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's, TCIL's and TAL's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: failure to realize the anticipated benefits of the transaction, including as a result of a delay or difficulty in integrating the businesses of TCIL and TAL; uncertainty as to the long-term value of Triton's common shares; the expected amount and timing of cost savings and operating synergies resulting from the transaction; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; their customers' decisions to buy rather than lease containers; their dependence on a limited number of customers for a substantial portion of their revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of their businesses; decreases in the demand for international trade; disruption to their operations resulting from the political and economic policies of foreign countries, particularly China; disruption to their operations from failures of or attacks on their information technology systems; their compliance with laws and regulations related to security, anti-terrorism, environmental protection and corruption; their ability to obtain sufficient capital to support their growth; restrictions on their businesses imposed by the terms of their debt agreements; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" beginning on page 34 of the proxy statement/prospectus included in Triton’s Registration Statement on Form S-4, as amended.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED AND ITS SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS:
Prepaid assets	$8	$—
Total current assets	8	—
Total assets	$8	$—

LIABILITIES AND SHAREHOLDER'S EQUITY:
Accounts payable	—	11
Total current liabilities	—	11
Total liabilities	$—	$11
Shareholder's equity:
Common shares, $0.01 par value, 100 shares authorized, and 100 shares issued respectively	—	—
Receivable from TCIL common shares	—	—
Additional paid-in capital	44	—
Accumulated (deficit)	(36)	(11)
Total shareholder's equity	8	(11)
Total liabilities and shareholder's equity	$8	$—

TRITON INTERNATIONAL LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in thousands, except share data)
(Unaudited)

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Revenues:
Revenues	$—	$—
Total revenues	—	—

Operating expenses:
Administrative expenses	21	25
Transaction and other non-recurring costs	—	—
Operating expenses	—	—
Total operating expenses	21	25
Operating (loss)	(21)	(25)
Other expenses:
Other expenses	—	—
Total other expenses	—	—
(Loss) before income taxes	(21)	(25)
(Loss) tax expense	—	—
Net (loss)	$(21)	$(25)
Net (loss) per common share—Basic	$(210)	$(250)
Net (loss) per common share—Diluted	$(210)	$(250)
Cash dividends paid per common share	$—	$—
Weighted average number of common shares outstanding—Basic	100	100
Dilutive share options and restricted shares	—	—
Weighted average number of common shares outstanding—Diluted	100	100

TRITON INTERNATIONAL LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

Six Months Ended June 30, 2016
Cash flows from operating activities:
Net loss	$(25)
Adjustments to reconcile net loss:
Expenses paid by TCIL on behalf of Triton	44
Changes in assets and liabilities:
Increase in prepaid assets	(8)
Decrease in accounts payable	(11)
Net cash provided by operating activities	—
Cash flows from investing activities:
Net cash provided by investing activities	—
Cash flows from financing activities:
Net cash provided by financing activities	—
Net increase in unrestricted cash and cash equivalents	$—
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$—
Supplemental non-cash activities:
Capital contribution from TCIL in the form of expenses paid on behalf of Triton	$44

TRITON CONTAINER INTERNATIONAL LIMITED
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS:
Leasing equipment, net of accumulated depreciation and allowances of $1,651,513 and $1,566,963	$4,189,723	$4,362,043
Net investment in finance leases	64,664	68,107
Revenue earning assets	4,254,387	4,430,150
Unrestricted cash and cash equivalents	89,788	56,689
Restricted cash	20,918	22,575
Accounts receivable, net of allowances of $7,143 and $8,297	127,346	127,676
Other assets	36,126	37,911
Fair value of derivative instruments	—	2,153
Total assets	$4,528,565	$4,677,154
LIABILITIES AND EQUITY:
Equipment purchases payable	$1,232	$12,128
Fair value of derivative instruments	6,833	257
Accounts payable and other accrued expenses	115,934	120,033
Debt, net of unamortized deferred financing costs of $21,279 and $19,024	3,021,044	3,166,903
Total liabilities	3,145,043	3,299,321
Equity:
Class A common shares, $0.01 par value; 294,000,000 authorized, 44,537,630 and 44,535,732 issued and outstanding	445	445
Class B common shares, $0.01 par value; 6,000,000 authorized, issued and outstanding	60	60
Additional paid-in capital	177,054	176,088
Accumulated earnings	1,059,318	1,044,402
Accumulated other comprehensive (loss)	(3,810)	(3,666)
Noncontrolling interests	150,455	160,504
Total equity	1,383,522	1,377,833
Total liabilities and equity	$4,528,565	$4,677,154

TRITON CONTAINER INTERNATIONAL LIMITED
Consolidated Statements of Operations
(Dollars and shares in thousands, except earnings per share)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Leasing revenues:
Operating leases	$156,367	$176,986	$317,362	$355,137
Finance leases	1,966	2,003	3,996	3,983
Total leasing revenues	158,333	178,989	321,358	359,120

(Loss) gain on sale of leasing equipment, net	(1,930)	1,077	(3,767)	6,325

Operating expenses:
Depreciation and amortization	81,132	71,040	160,276	140,120
Direct operating expenses	12,015	13,506	26,482	26,122
Administrative expenses	13,166	14,367	27,679	29,730
Transaction and other non-recurring costs	3,537	4,173	6,948	9,956
(Reversal of) provision for doubtful accounts	(52)	84	(171)	(2,132)
Total operating expenses	109,798	103,170	221,214	203,796
Operating income	46,605	76,896	96,377	161,649
Other expenses:
Interest and debt expense	33,491	35,929	67,189	70,466
Realized loss on derivative instruments	749	1,438	1,403	3,013
Write-off of deferred financing costs	141	—	141	—
Loss (gain) on interest rate swaps, net	4,133	(2,059)	8,729	1,674
Other (income) expense, net	(756)	261	(989)	(265)
Total other expenses	37,758	35,569	76,473	74,888
Income before income taxes	8,847	41,327	19,904	86,761
Income tax expense	1,192	1,346	2,184	2,944
Net income	$7,655	$39,981	$17,720	$83,817
Less: income attributable to noncontrolling interest	$1,481	$3,740	$2,804	$6,706
Net income attributable to shareholders	$6,174	$36,241	$14,916	$77,111

TRITON CONTAINER INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$17,720	$83,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	160,276	140,120
Amortization of deferred financing costs	2,672	2,851
Loss (gain) on sale of leasing equipment, net	3,767	(6,325)
Loss on interest rate swaps, net	8,729	1,674
Write-off of deferred financing costs	141	—
Stock compensation charge	2,288	8,102
Changes in operating assets and liabilities:
Other changes in operating assets and liabilities	(6,308)	(1,325)
Net cash provided by operating activities	189,285	228,914
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(64,098)	(302,853)
Proceeds from sale of equipment, net of selling costs	60,820	89,824
Cash collections on finance lease receivables, net of income earned	7,911	6,578
Other	(574)	(1,562)
Net cash provided by (used in) investing activities	4,059	(208,013)
Cash flows from financing activities:
Redemption of common shares	(376)	—
Financing fees paid under debt facilities	(5,068)	(2,972)
Borrowings under debt facilities	44,700	535,000
Payments under debt facilities and capital lease obligations	(188,304)	(535,061)
Decrease in restricted cash	1,656	3,873
Distributions to noncontrolling interests	(12,853)	(26,772)
Net cash (used in) provided by financing activities	(160,245)	(25,932)
Net increase (decrease) in unrestricted cash and cash equivalents	$33,099	$(5,031)
Unrestricted cash and cash equivalents, beginning of period	56,689	65,607
Unrestricted cash and cash equivalents, end of period	$89,788	$60,576
Supplemental non-cash investing activities:
Amounts incurred, but not yet paid, for container rental equipment purchased	$1,232	$16,889

TAL INTERNATIONAL GROUP, INC.
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS:
Leasing equipment, net of accumulated depreciation and allowances of $1,289,204 and $1,218,826	$3,813,218	$3,908,292
Net investment in finance leases, net of allowances of $671 and $805	159,693	177,737
Equipment held for sale	80,682	74,899
Revenue earning assets	4,053,593	4,160,928
Unrestricted cash and cash equivalents	54,331	58,907
Restricted cash	28,358	30,302
Accounts receivable, net of allowances of $1,209 and $1,314	91,358	95,709
Goodwill	74,523	74,523
Other assets	15,091	13,620
Fair value of derivative instruments	—	87
Total assets	$4,317,254	$4,434,076
LIABILITIES AND STOCKHOLDERS' EQUITY:
Equipment purchases payable	$8,304	$20,009
Fair value of derivative instruments	67,191	20,348
Accounts payable and other accrued expenses	53,480	56,096
Net deferred income tax liability	447,992	456,123
Debt, net of unamortized deferred financing costs of $23,720 and $25,245	3,146,494	3,216,488
Total liabilities	3,723,461	3,769,064
Stockholders' equity:
Preferred stock, $0.001 par value, 500,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 37,307,134 and 37,167,134 shares issued respectively	37	37
Treasury stock, at cost, 3,911,843 shares	(75,310)	(75,310)
Additional paid-in capital	513,162	511,297
Accumulated earnings	204,568	248,183
Accumulated other comprehensive (loss)	(48,664)	(19,195)
Total stockholders' equity	593,793	665,012
Total liabilities and stockholders' equity	$4,317,254	$4,434,076

TAL INTERNATIONAL GROUP, INC.
Consolidated Statements of Operations
(Dollars and shares in thousands, except earnings per share)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Leasing revenues:
Operating leases	$138,137	$146,569	$283,035	$291,137
Finance leases	2,926	3,887	6,033	7,911
Other revenues	210	382	1,428	765
Total leasing revenues	141,273	150,838	290,496	299,813

Equipment trading revenues	11,463	16,478	22,755	33,323
Equipment trading expenses	(11,471)	(14,957)	(22,736)	(30,388)
Trading margin	(8)	1,521	19	2,935

(Loss) on sale of leasing equipment, net	(15,508)	(660)	(29,438)	(2,109)

Operating expenses:
Depreciation and amortization	63,157	60,021	126,383	118,405
Direct operating expenses	19,576	10,011	37,535	18,833
Administrative expenses	10,855	10,467	21,568	22,249
Transaction and other non-recurring costs	2,295	900	4,534	1,100
Provision (reversal) for doubtful accounts	78	(165)	(231)	(188)
Total operating expenses	95,961	81,234	189,789	160,399
Operating income	29,796	70,465	71,288	140,240
Other expenses:
Interest and debt expense	28,874	29,602	58,025	58,845
Write-off of deferred financing costs	173	—	536	—
Loss (gain) on interest rate swaps, net	135	(364)	948	352
Total other expenses	29,182	29,238	59,509	59,197
Income before income taxes	614	41,227	11,779	81,043
Income tax expense	2,584	14,557	7,327	28,616
Net (loss) income	$(1,970)	$26,670	$4,452	$52,427

TAL INTERNATIONAL GROUP, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$4,452	$52,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126,383	118,405
Amortization of deferred financing costs	3,351	3,941
Amortization of net loss on terminated derivative instruments designated as cash flow hedges	1,144	1,355
Amortization of lease intangibles	3,580	1,047
Loss on sale of leasing equipment, net	29,438	2,109
Loss on interest rate swaps, net	948	352
Write-off of deferred financing costs	536	—
Deferred income taxes	7,327	28,616
Stock compensation charge	2,177	3,449
Changes in operating assets and liabilities:
Net equipment sold (purchased) for resale activity	(483)	(4,809)
Other changes in operating assets and liabilities	(624)	(3,759)
Net cash provided by operating activities	178,229	203,133
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(145,667)	(428,963)
Proceeds from sale of equipment, net of selling costs	61,301	66,026
Cash collections on finance lease receivables, net of income earned	21,325	21,289
Other	(296)	74
Net cash (used in) investing activities	(63,337)	(341,574)
Cash flows from financing activities:
Purchases of treasury stock	—	(4,446)
Stock options exercised and stock related activity	—	38
Financing fees paid under debt facilities	(2,362)	(717)
Borrowings under debt facilities	190,001	365,000
Payments under debt facilities and capital lease obligations	(261,555)	(182,251)
Decrease in restricted cash	1,944	1,159
Common stock dividends paid	(47,496)	(47,313)
Net cash (used in) provided by financing activities	(119,468)	131,470
Net (decrease) in unrestricted cash and cash equivalents	$(4,576)	$(6,971)
Unrestricted cash and cash equivalents, beginning of period	58,907	79,132
Unrestricted cash and cash equivalents, end of period	$54,331	$72,161
Supplemental non-cash investing activities:
Amounts incurred, but not yet paid, for container rental equipment purchased	$8,304	$34,670

Non-GAAP Financial Measures

We use the terms "EBITDA", “Adjusted EBITDA”, "Adjusted pre-tax income", and "Adjusted net income", throughout this press release.

EBITDA is defined as net income before interest and debt expense, income tax expense, depreciation and amortization, and the write-off of deferred financing costs. Adjusted EBITDA is defined as EBITDA excluding gains and losses on interest rate swaps, plus principal payments on finance leases, plus transaction and other non-recurring costs.

Adjusted pre-tax income is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted pre-tax income excludes gains and losses on interest rate swaps, the write-off of deferred financing costs, and transaction and other non-recurring costs. Adjusted net income is defined as net income further adjusted for the items discussed above, net of income tax.

EBITDA, Adjusted EBITDA, Adjusted pre-tax income, Adjusted net income, and Adjusted pre-tax return on tangible equity are not presentations made in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Adjusted pre-tax income, and Adjusted net income should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income, or net cash from operating activities.

We believe that EBITDA, Adjusted EBITDA, Adjusted pre-tax income, Adjusted net income, and Adjusted pre-tax return on tangible equity are useful to an investor in evaluating our operating performance because these measures:

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are widely used by securities analysts and investors to measure a company’s operating performance and available liquidity to service debt and fund investments without regard to debt or capital structure, income tax rates and depreciation policy estimates, which can vary substantially from company to company;

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help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

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are used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income, the most directly comparable U.S. GAAP measure, to EBITDA in the tables below for the three and six months ended June 30, 2016 and 2015. We have also provided reconciliations of income before income taxes and net income, the most directly comparable U.S. GAAP measures, to Adjusted pre-tax income and Adjusted net income in the tables below for the three and six months ended June 30, 2016 and 2015.

We have also provided reconciliations of operating cash flows to Adjusted EBITDA in the tables below for the current quarter.

TRITON CONTAINER INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income (Dollars in Thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income before income taxes	$8,847	$41,327	$19,904	$86,761
Add:
Write-off of deferred financing costs	141	—	141	—
Net loss (gain) on interest rate swaps	4,133	(2,059)	8,729	1,674
Transaction and other non-recurring costs	3,537	4,173	6,948	9,956
Less: income attributable to noncontrolling interest	1,481	3,740	2,804	6,706
Adjusted pre-tax income	$15,177	$39,701	$32,918	$91,685

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to shareholders	$6,174	$36,241	$14,916	$77,111
Add:
Write-off of deferred financing costs, net of tax	137	—	137	—
Net loss (gain) on interest rate swaps, net of tax	4,009	(1,997)	8,467	1,624
Transaction and other non-recurring costs, net of tax	3,431	4,048	6,740	9,657
Foreign income and withholding tax adjustments	753	168	1,213	447
Adjusted net income	$14,504	$38,460	$31,473	$88,839

TRITON CONTAINER INTERNATIONAL LIMITED Non-GAAP Reconciliations of Operating Cash Flows to Adjusted EBITDA (Dollars in Thousands)
	Six Months Ended June 30,
	2016	2015
Net cash provided by operating activities	$189,285	$228,914
Non-cash expenses	(5,580)	(14,715)
(Loss) gain on sale of equipment, net	(3,767)	6,325
Changes in operating assets & liabilities	6,308	1,325
Interest expense	67,189	70,466
Realized loss on derivative instruments	1,403	3,013
Principal payments on finance leases	7,911	6,578
Transaction and other non-recurring costs	6,948	9,956
Adjusted EBITDA	$269,697	$311,862

TAL INTERNATIONAL GROUP, INC. Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income (Dollars in Thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income before income taxes	$614	$41,227	$11,779	$81,043
Add:
Write-off of deferred financing costs	173	—	536	—
Net loss (gain) on interest rate swaps	135	(364)	948	352
Transaction and other non-recurring costs	2,295	900	4,534	1,100
Adjusted pre-tax income	$3,217	$41,763	$17,797	$82,495

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(1,970)	$26,670	$4,452	$52,427
Add:
Write-off of deferred financing costs, net of tax	126	—	335	—
Net loss (gain) on interest rate swaps, net of tax	125	(235)	593	228
Transaction and other non-recurring costs, net of tax	1,548	581	2,836	711
Stock compensation tax adjustment	—	—	732	—
Tax adjustment related to non-deductibility of certain transaction and other non-recurring costs	2,182	—	2,182	—
Adjusted net income	$2,011	$27,016	$11,130	$53,366

TAL INTERNATIONAL GROUP, INC. Non-GAAP Reconciliations of Operating Cash Flows to Adjusted EBITDA (Dollars in Thousands)
	Six Months Ended June 30,
	2016	2015
Net cash provided by operating activities	$178,229	$203,133
Non-cash expenses	(10,252)	(9,792)
(Loss) on sale of equipment, net	(29,438)	(2,109)
Changes in operating assets & liabilities	1,107	8,568
Interest expense	58,025	58,845
Principal payments on finance leases	21,325	21,289
Transaction and other non-recurring costs	4,534	1,100
Adjusted EBITDA	$223,530	$281,034